                                                                  EXHIBIT (a)(5)

                               ANCHOR SERIES TRUST

                     ESTABLISHMENT AND DESIGNATION OF SERIES
                  AND CLASSES OF SHARES OF BENEFICIAL INTEREST

         The undersigned being a majority of the Trustees of Anchor Series Trust (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts Business Trust, DO HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Sections 2.24, 6.1 and 6.2 of the Declaration of Trust of the Trust, dated August 26, 1983 (hereinafter, as amended, referred to as the "Declaration of Trust"), and by the affirmative vote of the entire Board of Trustees of the Trust, duly taken in the manner provided in the Declaration of Trust at a meeting held on June 16 and 17, 2003, the following is hereby authorized:

         (1) That one new series of the Trust's unissued shares of beneficial interest, having $0.01 par value, is hereby established and designated to have all the rights and preferences described in the Declaration of Trust, to be designated as follow:

                           Asset Allocation Portfolio

         The power of the Trustees of the Trust to invest and reinvest the property of such series shall be governed by Section 2.2 of the Declaration of Trust.

         (2) The shares of the Asset Allocation Portfolio (the "Portfolio") shall be further divided into three classes of shares, which are designated Class 1, Class 2 and Class 3. Except to the extent otherwise provided by the Declaration of Trust, this Establishment and Designation or other charter document classifying or reclassifying such shares, Class 1, Class 2 and Class 3 shares of the Portfolios shall represent an equal and proportionate interest in the assets belonging to the Portfolio (subject to the liabilities of the Portfolio) and each share of the Portfolio shall have identical voting (except with respect to those matters affecting a particular class of shares), dividend, liquidation and other rights, as set forth in the Declaration of Trust; provided, however, that notwithstanding anything in the Declaration of Trust to the contrary:

                  (a) the Class 1, Class 2 and Class 3 shares may be issued and sold subject to different sales loads, charges or other fees, whether initial, deferred or contingent, or any combination thereof, as the Board of Trustees of the Trust may from time to time establish in accordance with the Investment Company Act of 1940, as amended (the "1940 Act") and the Conduct Rules adopted by NASD Regulation, Inc.;

                  (b) the expenses, costs, charges, fees and other liabilities which are determined by or under the supervision of the Board of Trustees of the Trust to be attributable to a particular class of shares of the Portfolio (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) may be charged to that class and appropriately reflected (in the manner determined by the Board of Trustees) in the net asset value of, or the dividends and distributions on, the shares of that class; and

                  (c) the Class 1, Class 2 and Class 3 shares of the Portfolio may have such different exchange rights as the Board of Trustees of the Trust may provide in compliance with the 1940 Act.

                  No other changes to the special and relative rights of the existing series of the Trust are intended by this instrument.

                  The actions contained herein shall be effective on or about October 31, 2003.

         IN WITNESS WHEREOF, the undersigned has executed this Establishment and Designation of Series and Classes as of the 25th day of July, 2003.

                                                By: /s/ Robert M. Zakem
                                                    ----------------------------
                                                    Name:  Robert M. Zakem
                                                    Title: President

                                       2